CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



We hereby consent to the incorporation by reference, into the previously filed Registration Statements No. 333-20645 on Form S-3 and No. 333-20603 on Form S-8 of Sussex Bancorp (the "Company"), of our report dated January 19, 2001, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.


                                                RADICS & CO., LLC



Pine Brook, New Jersey
March 26, 2001